Exhibit 10.15

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "*ACT*"), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Date of Note: March ~~9, 2022~~ 28, 2022

Principal Amount of Note: $200,000.00

For value received, **HESPEROS, INC.**, a Delaware corporation (the "***Company***"), promises to pay to the undersigned holder or such party's assigns (the "***Holder***") the principal amount set forth above with simple interest on the outstanding principal amount at the rate of 12% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable or converted by the terms of this Note, on the date that is six (6) months from the date of this Note (the "***Maturity Date***").

1. BASIC TERMS.

(a) Payments. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal. No payment shall be due until the earlier of a Qualified Initial Public Offering or the Maturity Date.

(b) Prepayment. The Company may not prepay this convertible promissory note (the "***Note***") prior to the Maturity Date without the consent of the Holder.

2. CONVERSION AND REPAYMENT.

(a) Conversion upon a Qualified Initial Public Offering. In the event that the Company issues and sells shares of its common stock, par value $0.0001 per share (the "Common Stock"), to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Act, resulting in at least $5,000,000 of aggregate proceeds, net of the underwriting discount and commissions, to the Company (a "***Qualified Initial Public Offering***"), then at the closing of such Qualified Initial Public Offering, the Holder may elect that either: (i) the Company will pay Holder an amount equal to the sum of (a) all accrued and unpaid interest due on this Note and (b) the outstanding principal balance of this Note; or (ii) this Note will convert into that number of shares of Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under this Note as of the date of the closing of the Qualified Initial Public Offering by (y) the amount equal to the public offering price per share in the Qualified Initial Public Offering multiplied by seventy percent (70%). The issuance of Common Stock pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to Common

Stock sold in the Qualified Initial Public Offering except the Holder will enter into a six month lockup agreement with the underwriter of the Qualified Initial Public Offering for the Common Stock issued upon conversion of this Note.

(b) Maturity Date. In the event that this Note remains outstanding on the Maturity Date, then the outstanding principal balance of this Note and any unpaid accrued interest shall be due and payable and be paid in full by the Company.

(c) Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal. For purposes of this Note, a "***Change of Control***" means (i) a consolidation or merger of the Company (or of any subsidiary of the Company or of any entity that owns, directly or indirectly, a majority of the outstanding equity interests of the Company) with or into any other entity or person, or any other reorganization, other than any consolidation, merger or reorganization in which the members of the Company (or subsidiary or parent company, as applicable) immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company (or subsidiary or parent company, as applicable) is a party in which in excess of fifty percent (50%) of the Company's (or subsidiary/s or parent company/s, as applicable) voting power is transferred; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (or subsidiary or parent company, as applicable); provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than ten (10) business days prior to the anticipated date of consummation of the Change of Control. Any repayment pursuant to this paragraph in connection with a Change of Control shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Change of Control or its agent) following the Change of Control in connection with payment procedures established in connection with such Change of Control.

(d) Procedure for Conversion. In connection with any conversion of this Note into equity securities, the Holder shall surrender this Note to the Company and deliver to the Company any documentation and agreements reasonably required by the Company and that are reasonably necessary to effectuate the conversion of this Note. The Company shall not be required to issue or deliver the Common Stock into which this Note may convert until the Holder has surrendered this Note to the Company.

(e) Interest Accrual. If a Change of Control or Qualified Initial Public Offering is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control or Qualified Initial Public Offering.

3. **REPRESENTATIONS AND WARRANTIES.**

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder, as of the date hereof as follows:

(i) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry

on its business as now conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a "***Material Adverse Effect***").

(ii) Corporate Power. The Company has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note.

(iii) Authorization. All corporate action on the part of the Company and approvals of the Company's directors and stockholders necessary for the issuance and delivery of this Note has been taken. This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Common Stock issued upon conversion of this Note, when issued in compliance with the provisions of this Note, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(iv) Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of this Note has been obtained.

(v) Compliance with Laws. The Company (and each of its subsidiaries) is not in material violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties.

(vi) Compliance with Other Instruments. The Company (and each of its subsidiaries) is not in violation or default of any term of its certificate of incorporation, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company and/or its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company and/or its subsidiaries, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(vii) No "Bad Actor" Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the "bad actor" disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act ("***Disqualification Events***"). To the Company's knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Note, "***Company Covered Persons***" are those persons specified in Rule 506(d)(1) under the Act; provided,

however, that Company Covered Persons do not include (a) the Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Holder.

(viii) Litigation. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate which would reasonably be expected to have a Material Adverse Effect.

(b) Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(i) Purchase for Own Account. The Holder is acquiring this Note and the Common Stock issued upon conversion of this Note, if applicable (collectively, the "***Securities***"), solely for the Holder's own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii) Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

(iii) Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder's investment.

(iv) Further Limitations on Disposition. The Holder acknowledges and agrees that the Note is a "restricted security" as defined in Rule 144 promulgated under the Act.

(v) Accredited Investor Status. The Holder is an "accredited investor" as such term is defined in Rule 501 under the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

(vi) No "Bad Actor" Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

(vii) Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder

acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

(viii) Authorization. All action on the part of the Holder necessary for the issuance and delivery of this Note has been taken. This Note constitutes a valid and binding obligation of the Holder enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

4. EVENTS OF DEFAULT.

(a) If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an "***Event of Default***":

(i) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

(b) In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys' fees and court costs incurred by the Holder in enforcing and collecting this Note.

5. MISCELLANEOUS PROVISIONS.

(a) Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b) Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c) Transfers of Notes. Notwithstanding anything herein to the contrary, this Note may not be transferred by the Holder without the prior written consent of the Company, and all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holders hereunder. To the extent a transfer is permitted, this Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer

in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company's obligation to pay such interest and principal.

(d) Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

(e) Governing Law. This Note shall be governed by and construed under the laws of the State of Forida, as applied to agreements among Florida residents, made and to be performed entirely within the State of Florida, without giving effect to conflicts of laws principles.

(f) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(g) Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(i) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party's address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days' advance written notice to the other party hereto.

(j) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(k) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to

any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

(l) Senior Indebtedness. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note or hereafter incurred. "***Senior Indebtedness***" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (i) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. Holder agrees to execute and deliver customary reasonable forms of subordination agreement requested from time to time by holders of Senior Indebtedness.

(m) Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, Person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

Wire Instructions for funds transfer

ACH - Direct
Bank Name: TRUIST
1751 N Alafaya Trail Orlando, Florida 32826

Account Owner	Hesperos, Inc
ACCOUNT #	0000244616682
ROUTING #	263191387
SWIFT/BIC #	BRBTUS33

[Signature pages follow]

The parties have executed this **CONVERTIBLE PROMISSORY NOTE** as of the date first noted above.

COMPANY:

HESPEROS, INC.

By: Rose Ann Scanlon

Name: Rose Ann Scanlon
Title: Chief Executive Officer

E-mail: rscanlon@hesperosinc.com

Address: 12500 Research Parkway
Suite 100
Orlando, Florida 32826

The parties have executed this **CONVERTIBLE PROMISSORY NOTE** as of the date first noted above.

HOLDER:

[signature]

Name: LMAZUR ASSOCIATES JV

Notice Address:
E-mail: LRNMAZUR@AOL.COM

Address: 10 COVE PL
MOUNTAIN LAKES, NJ 07046

4875-8175-9761.3